Exhibit 10.1

WESTMORELAND COAL COMPANY Manual of Policies:	Number: GP- 33

Revision Date: January 1, 2009
Supersedes: Previously Issued Letters & Memos
Approved Issuing Officer:

Original signed as Policy # GP-33 on file in Corporate Office
Name: Keith Alessi
Title: Chairman of the Board, President & CEO

COMPENSATION Title: ANNUAL INCENTIVE PLAN (AIP)
1.	POLICY STATEMENT
Westmoreland Coal Company’s Annual Incentive Program (AIP) is designed to compensate designated employees with annual financial incentives for the accomplishment of key strategic goals and objectives intended to promote financial performance, productivity and safety.
2.	ELIGIBILITY
You are an “Eligible Employee” if:
•	You are an employee designated by Westmoreland Coal Company to be eligible
•	You are an active full-time employee of the Company, scheduled to work at least 40 hours per week
3.	DETERMINATION AND PAYMENT OF AIP PAYMENTS
The Company measures the accomplishments of our employees based on financial, safety and individual components. The “Targeted Amount” of the incentive is based on a percentage of the employee’s base salary relative to the employee’s position within Westmoreland.
•	Financial Goals — are based on Westmoreland attaining or exceeding its budgeted operating income goals. Financial Goals have a threshold, target, and double target.
•	Safety Goals — are based on the actual Mine Safety & Health Administration (MSHA) Reportable Incident Rate (RIR) for the coal industry (strip mines, preparation plants and independent shops/yards). Safety Goals have a threshold, target, and double target.
•	Individual Goals — are based on achievement of individual objectives.
The components of Westmoreland’s Annual Incentive Plan (Financial Goals, Safety Goals, and Individual Goals) have different weight and emphasis depending on whether the employee is in Operations or Corporate. Employees have the opportunity to earn more than 100% of their individual goals, based on exemplary performance.
3.1 OPERATIONS MANAGEMENT
For those eligible employees in Operations, the following guidelines will apply relative to their Annual Incentive Plan:
•	Financial Goals: The Financial Goal is 40% of Targeted Amount based on the Mine’s/Division’s budgeted Operating Income.
•	Financial Threshold: Financial Threshold is defined as meeting the annual budgeted Operating Income. 50% of the Financial Goal will be paid upon achieving Financial Threshold. Under no circumstances will a payout of the Financial Goal be made if Financial Threshold is not achieved.
•	Financial Target: Financial Target is defined as exceeding Financial Threshold by 7.5%. 100% of the Financial Goal will be paid upon meeting Financial Target. Results that fall between Financial Threshold and Financial Target will result in a prorated calculation between 50% and 100%.

Financial Double Target: Financial Double Target is defined as exceeding Financial Threshold by 15%. 200% of the Financial Goal will be paid upon achieving Financial Double Target. Results that fall between Financial Target and Financial Double Target will result in a prorated calculation between 100% and 200%. 200% is the maximum payout of the Financial Goal even if Financial Double Target is exceeded.

Title: ANNUAL INCENTIVE PLAN (AIP)	No. GP – 33	Date Issued: 12/1/08	Supersedes issued letters	Page 2 of 4
•	Safety Goals: 30% of Targeted Amount will be based upon achieving the following Safety Goals for each mine.
•	Safety Threshold: Safety Threshold is defined as meeting the annual National Mine Safety & Health Administration (MSHA) average for Reportable Incident Rate (RIR) for the coal industry (strip mines, preparation plants, and independent shops/yards). 50% of the Safety Goal will be paid upon achieving Safety Threshold. Under no circumstances will a payout of the Safety Goal be made if Safety Threshold is not met.
•	Safety Target: Safety Target is defined as safety experience 25% better than Safety Threshold. 100% of the Safety Goal will be paid upon achieving Safety Target. Results falling between Safety Threshold and Safety Target will result in a prorated calculation between 50% and 100%.
•	Safety Double Target: Safety Double Target is defined as safety experience 50% better than Safety Threshold. 200% of the Safety Goal will be paid upon achieving Safety Double Target. Results falling between Safety Target and Safety Double Target will result in a prorated calculation between 100% and 200%. 200% is the maximum payout of the Safety Goal, even if Safety Double Target is exceeded.
•	Individual Goals: The Individual Goal is 30% of Targeted Amount and will be based on achievement of certain individual goals.
•	The percentage payout will be evaluated on achievement of certain individual goals established between the employee and his/her manager and will be based on the employee’s overall performance evaluation. For the Individual Goal, employees and their manager will select two goals for the purpose of the AIP. These goals should be defined no later than March 31 of each applicable year (or on the employee’s date of hire if later than March 31). All goals should be “SMART” goals in that they are Specific, Measurable, Aligned, Realistic, and Time-bound. The individual goals will require approval by the Westmoreland President/CEO and VP of Human Resources and Administration.
•	The individual goals cannot be related to safety or financial performance. Further, there will be no payout for individual goals if a person is deemed responsible for a material deficiency relative to the Sarbanes-Oxley Act (SOX).
3.2 CORPORATE MANAGEMENT
If an employee is considered to be an eligible corporate employee, the following guidelines will apply relative to their Annual Incentive Plan:
•	Financial Goals: The Financial Goal is 55% of Targeted Amount based on the corporate’s budgeted Operating Income.
•	Threshold: Threshold is defined as meeting the annual budgeted Operating Income. 50% of the Financial Goal will be paid upon achieving Threshold. Under no circumstances will a payout of the Financial Goal be made if Threshold is not achieved.
•	Target: Target is defined as exceeding Threshold by 7.5%. 100% of the Financial Goal will be paid upon meeting Target. Results that fall between Threshold and Target will result in a prorated calculation between 50% and 100%.
•	Double Target: Double Target is defined as exceeding Threshold by 15%. 200% of the Financial Goal will be paid upon achieving Double Target. Results that fall between Target and Double Target will result in a prorated calculation between 100% and 200%. 200% is the maximum payout of the Financial Goal even if Double Target is exceeded.
•	Individual Goals: The Individual Goal is 45% of Targeted Amount and will be based on achievement of certain individual goals.
•	The percentage payout will be evaluated on achievement of certain individual goals established between the employee and his/her manager and will be based on the employee’s overall performance evaluation. For the Individual Goal, employees and their manager will select two goals for the purpose of the AIP. These goals should be defined no later than March 31 of each applicable year (or on the employee’s date of hire if later than March 31). All goals should be “SMART” goals in that they are Specific, Measurable, Aligned, Realistic, and Time-bound. The individual goals will require approval by the Westmoreland President/CEO and VP of Human Resources and Administration.
•	The individual goals cannot be related to financial performance. Further, there will be no payout for individual goals if a person is deemed responsible for a material deficiency relative to the Sarbanes-Oxley Act (SOX).

4.	Important Plan Terms and Conditions:
•	Any incentive or bonus award may be adjusted either up or down at the sole discretion of the Westmoreland Coal Company’s CEO, based upon individual performance and/or other factors regardless of whether it is earned in accordance with this and/or any other document.
•	Awards are capped at two times target for each Financial and Safety goals.
•	All incentive awards granted will be calculated based upon the participant’s base salary earned during the twelve months ending on December 31st of the applicable year.
•	A participant must be employed by Westmoreland Coal Company or its subsidiaries on the date the incentive payments are distributed in order to receive any payment under the Plan.
•	Incentive award checks will be distributed following completion of Westmoreland Coal Company’s annual audit and approval of Westmoreland Coal Company’s Compensation & Benefits Committee, typically at the end of the first quarter of the subsequent year.
•	Taxes, deferrals (401(k)) and distributions that are required to be withheld by federal, state or local or other governmental authority shall be deducted from all payments.
•	Any incentive award for a newly hired or promoted participant will be based upon the base salary earned from their date of hire to December 31st.
•	No member of the Board of Directors or the Compensation and Benefits Committee shall be liable for any action taken or determination made in good faith with respect to AIP.
•	Receipt of any portion of the incentive award is subject to all terms and conditions described in this document.
•	Participation in this Plan is neither a contract nor a guarantee of continuing employment.
•	This Plan may be modified, suspended or terminated at any time by Westmoreland Coal Company.

ADDENDUM
WESTMORELAND COAL COMPANY ANNUAL INCENTIVE PLAN FOR NON-UNION EMPLOYEES

Level	Position or Classification*	AIP %
1	• President/CEO	70%

2	• Chief Financial Officer	45%
	• VP, Coal Operations

3	• General Counsel	40%
	• Controller
	• Vice Presidents of a Functional Area
	• Mine Managers

4	• Directors of a Functional Area	30%
	• Assistant General Counsel

5	• Managers of a Functional Area	20%

6	• Superintendents	15%
	• Supervisors
	• Other exempt salary personnel who are individual contributors